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                                                                  EXHIBIT 10.4

                                AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is made and entered into this 16th day of April, 2002, to be effective for all purposes as of September 26, 2001, by and between CHICO'S FAS, INC., a Florida corporation (the "Company"), and HELENE B. GRALNICK, residing at residing at 10731 Bromley Lane, Fort Myers, FL 33912 (the "Executive").

                                  WITNESSETH:

         WHEREAS, the parties hereto have entered into that certain Employment Agreement dated as of February 7, 2000 by and between the Company and the Executive (the "Employment Agreement"); and

         WHEREAS, the Company and the Executive have agreed to amend the terms of the Employment Agreement in certain respects as set forth in this Amendment No. 1 to Employment Agreement (the "Amendment").

1.       TERM

         Section 2 of the Employment Agreement shall be replaced in its entirety by the following:

                  2.       TERM.

                           Subject to the provisions of termination as hereinafter provided, the term of employment under this Agreement shall begin as of February 7, 2000 and shall continue through January 31, 2004; provided, however, that beginning on February 1, 2004 and on each February 1st (each a "Renewal Date") thereafter, the term of this agreement shall automatically be extended for one additional year unless either party gives the other written notice of termination at least ninety (90) days prior to any such Renewal Date.

2.       COMPENSATION; REIMBURSEMENT, ETC.

         Subsections (a), (b) and (c) of the Employment Agreement shall be replaced in their entirety as follows:

                  (a) Basic Salary. The Employer shall pay to the Executive as compensation for all services rendered by the Executive during the term of this Agreement a basic annualized salary as follows (the "Basic Salary"), or such other sum as the parties may agree on from time to time, payable monthly or in other


                                      1.

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         more frequent installments, as determined by the Employer:

                                    Period                                      Basic Annualized Salary
                                    ------                                      -----------------------
                  For the period from February 7, 2000
                            through January 31, 2001                                   $230,000

                  For the period from February 1, 2001
                            through January 31, 2002                                   $250,000

                  For the period from February 1, 2002
                            through January 31, 2003                                   $275,000

                  For the period from February 1, 2003
                            through January 31, 2004 and thereafter                    $300,000

         The Board of Directors of the Employer shall have the right to increase the Executive's compensation from time to time by action of the Board of Directors. In addition, the Board of Directors of the Employer, in its discretion, may, with respect to any year during the term hereof, award a bonus or bonuses to the Executive in addition to the bonuses provided for in Section 3(b). The compensation provided for in this Section 3(a) shall be in addition to any pension or profit sharing payments set aside or allocated for the benefit of the Executive.

                  (b) Bonuses. In addition to the Basic Salary to be paid pursuant to Section 3(a) of this Agreement, during the term of this Agreement or any renewal or extension, the Company shall pay to the Executive as incentive compensation quarterly and annual bonuses in accordance with the incentive bonus plan(s) adopted from time to time by the Board or the Compensation and Benefits Committee of the Board (the "Committee"), as the case may be. Such plan for the initial three year term of this Agreement ending January 31, 2003 and the additional one year term of this Agreement ending January 31, 2004, among other things, shall establish a "Target Bonus" equal to 50% of the Executive's Basic Salary and a "Maximum Bonus" equal to 100% of the Executive's Basic Salary.

                  (c) Stock Options. The Executive shall participate in under the Employer's stock option plan or plans, in accordance with the terms thereof, through the grant by the Committee of nonqualified options to purchase shares of the Employer's common stock, as follows (the "Options"), provided that Executive remains employed by the Employer on the approximate date of grant:


                                      2.

                           Approximate Date of Grant                   Number of Options
                           -------------------------                   -----------------
                           Effective Date of this Agreement                  25,000
                           February 1, 2001                                  30,000
                           February 1, 2002                                  30,000
                           February 1, 2003                                  30,000

         The date of grant for each tranche of Options shall be the respective day on which the Committee acts to effectuate the respective grant. The initial exercise price for each tranche of the Options shall be the closing price for the Company's stock on the Nasdaq Stock Market
         (NMS) on the respective date of grant. The Options shall be subject to the terms of the applicable stock option plan under which they are issued.

3.       DUTIES

         Section 4 of the Employment Agreement shall be replaced in its entirety by the following:

                  4. DUTIES. The Executive is engaged as the Senior Vice President - Design and Concept. In addition, the Executive shall have such other duties and hold such other offices as may from time to time be reasonably assigned to him by the Board of Directors of the Employer.

4.       NOTICE ADDRESS

                  The notice address for the Executive in Section 20 of the Employment Agreement shall be changed to be the following:

                  To the Executive:

                  Helene B. Gralnick
                  10731 Bromley Lane
                  Fort Myers, Florida 33912

5.       MISCELLANEOUS

         Unless specifically modified, added or deleted by this Amendment No.1, all terms and provisions of the Employment Agreement remain in full force and effect throughout the term of the Employment Agreement, as amended.


                                      3.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.



                                       CHICO'S FAS, INC.



                                       By: /s/ Scott A. Edmonds
                                           Scott A. Edmonds, President

                                                             "Company"



                                       /s/ Helene B. Gralnick
                                       HELENE B. GRALNICK

                                                             "Executive"


                                      4.